Exhibit 77(q)(1)(a)(1)

                          ING VARIABLE PRODUCTS TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST


     The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to article VIII, Section 8.2, of the Trust's Declaration of Trust, dated December 17, 1993, as amended, hereby abolish ING VP Growth + Value Portfolio and ING VP Growth Opportunities Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.


Dated:      3-25-04
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/s/ Paul S. Doherty                        /s/ David W.C. Putnam
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Paul S. Doherty, as Trustee                David W.C. Putnam, as Trustee


/s/ J. Michael Earley                      /s/ Blaine E. Rieke
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J. Michael Earley, as Trustee              Blaine E. Rieke, as Trustee


/s/ R. Barbara Gitenstein                  /s/ John G. Turner
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R. Barbara Gitenstein, as Trustee          John G. Turner, as Trustee


/s/ Walter H. May                          /s/ Roger B. Vincent
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Walter H. May, as Trustee                  Roger B. Vincent, as Trustee


/s/ Thomas J. McInerney                    /s/ Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee            Richard A. Wedemeyer, as Trustee


/s/ Jock Patton
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Jock Patton, as Trustee